PRESS RELEASE	FOR IMMEDIATE RELEASE
CONTACT:	May 27, 2014
RealBiz Media Group, Inc.
Direct: (888) 777-3333
investorrelations@realbizmediagroup.com

RealBiz Acquires ReachFactor to Enhance Agent Marketing Tools

Addition Brings New Competitive Edge to Company's Marketing Tools and Accelerates Agent Reach

FT. LAUDERDALE, FL, May 27, 2014 — RealBiz Media Group, Inc. (otcqb:RBIZ) the leader in home video tours, today announced the acquisition of ReachFactor, Inc. ReachFactor is a social media marketing platform that helps real estate agents and brokerages grow their online visibility, connect with customer prospects and turn those prospects into new customers. ReachFactor has been recognized as an Inman(R) Innovator Award Finalist for its pioneering work in the social media and "reputation marketing" space and has become a trusted resource by more than 250,000 real estate agents who've subscribed to the company's free newsletter filled with marketing tips and online lead generation tactics for the real estate industry. The acquisition immediately adds depth to RealBiz's agent products, brings thousands of agent subscribers and expands RealBiz's ability to market its services directly to highly engaged real estate agents.

"Agent success has been our focus from the day we launched," stated Suresh Srinivasan, Founder and CEO of ReachFactor. "We're excited to combine our products and resources with RealBiz's video marketing technologies to create one of the industry's most comprehensive and affordable marketing solutions for real estate agents."

The ReachFactor management team will take senior roles in RealBiz and co-founder, Arun Srinivasan, will be appointed to the company's Board of Directors. RealBiz will make further announcements on the acquisition and planned integration of ReachFactor's products and executives over the next several weeks.

"We're thrilled to welcome ReachFactor's key executives and integrate their products into our suite of video marketing platforms," said Steve Marques, President and CRO of RealBiz. "ReachFactor's executives bring a wealth of technical, product and online marketing expertise and their product has proven itself very useful for agents, teams and brokers to generate public awareness for themselves and capture highly qualified leads online."

About ReachFactor, Inc. ReachFactor is an award-winning social media and reputation marketing platform that helps real estate agents and brokerages grow their online visibility, connect with transaction-ready prospects and turn those prospects into new customers. To learn more visit www.reachfactor.com or call toll free 1-877-470-7794

About RealBiz Media Group, Inc. RealBiz Media Group, Inc. is a real estate digital media and technology company whose proprietary video processing technology makes it one of the leaders in providing home video tours to the real estate industry. Its client base includes more than 350,000 real estate agents and brokers. The company provides a series of products including a consumer portal http://www.nestbuilder.com , an agent-only platform known as Nestbuilder Agent, a television video on demand network, a growing MVA network, Virtual Tours and Mobile Apps. The company enjoys access to the nation's largest real estate companies with numerous approved vendors and national contracts.

Safe Harbor Statement This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plan, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks described in statements filed from time to time with the Securities and Exchange Commission. All such forward-looking statements whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements that may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

CONTACT:

Chesapeake Group

Kevin Holmes

410.825.3930

info@chesapeakegp.com

Hayden IR

917-658-7878

hart@haydenir.com

RealBiz Media Group, Inc.

888.777.3333

investorrelations@realbizmediagroup.com